                     MERGER AGREEMENT AND PLAN OF REORGANIZATION


     This MERGER AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") is made as of November 3, 1999, by and between Protalex, Inc., a New Mexico corporation (the "Company") and Enerdyne Corporation, a New Mexico corporation ("Buyer").

                                       RECITALS

     A. WHEREAS, the Company engages in the research and development of pharmaceutical agents for use in the treatment of rheumatoid arthritis and other autoimmune diseases; and

     B. WHEREAS, the Company desires to merge with and into a public company by exchanging the shares of the Company for shares of an existing publicly traded entity in a transaction intended to qualify as a tax-free reorganization pursuant to section 368(a)(1)(A) of the Internal Revenue Code of 1996, as amended; and

     C. WHEREAS, Buyer is a publicly traded company listed on the NASDAQ OTC Bulletin Board that will have 1,578,907 shares of common stock issued and outstanding immediately prior to the Effective Time (as defined herein) and Buyer desires to acquire the shares of the Company for an aggregate of 8,289,048 shares of Buyer's common stock, no par value.

     D. As of the date hereof, the Company owns approximately 56% of the outstanding common stock of Buyer.

     In consideration of the foregoing and the agreements and conditions contained herein, the parties hereto hereby agree as follows:

                                     AGREEMENT

                                      ARTICLE 1

                            THE MERGER AND RELATED MATTERS

     1.1 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time the Company shall be merged with and into Buyer (the "Merger") in accordance with the New Mexico Business Corporation Act (the "New Mexico Law"), whereupon the separate existence of the Company shall cease and Buyer shall continue as the surviving corporation (the "Surviving Corporation").

     1.2 EFFECTIVE TIME OF THE MERGER. Concurrent with the satisfaction or waiver of all of the conditions set forth in Article 7, the Company and Buyer will file, or cause to be filed, articles of merger and make or cause to be made all other filings or recordings required by the New Mexico Law in connection with the Merger with the Public Regulation Commission of New Mexico or other appropriate entity, which articles of merger and other filings and recordings shall be in the form required by, and executed in accordance with the applicable provisions of, the New Mexico Law. The Merger shall become effective at the time such articles of merger are duly filed with the Public Regulation Commission of New Mexico or at such later time as is specified in such articles of merger (the "Effective Time").

     1.3   CONVERSION OF COMPANY COMMON SHARES.  At the Effective Time:

           (a) Each share of common stock of the Company (the "Company Common Shares"), issued and outstanding immediately prior to the Effective Time (except for Dissenting Shares, as defined in Section 1.7) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive 822 shares (the "Buyer's Common Shares") of common stock of Buyer, no par value per share ("Buyer Common Stock").

           (b) The holders of certificates representing Company Common Shares shall cease to have any rights as stockholders of the Company, except such rights, if any, as they may have pursuant to New Mexico law. Except as provided above, until certificates representing Company Common Shares are surrendered for exchange, each such certificate shall, after the Effective Time, represent for all purposes only the right to receive the number of whole Buyer's Common Shares into which the Company Common Shares represented by such certificate shall have been converted by the Merger as provided above.

     1.4 RESERVATION OF SHARES. Prior to the Effective Time, the Board of Directors of Buyer shall reserve for issuance a sufficient number of shares of Buyer Common Stock for the purpose of issuing the Buyer's Common Shares to the Company's stockholders in accordance herewith.

     1.5   EXCHANGE OF COMPANY COMMON SHARES.

           (a) At the Effective Time, upon surrender of certificates properly endorsed for transfer representing the Company Common Shares, Buyer shall make available for exchange the number of Buyer's Common Shares issuable in connection with the Merger. At the Effective Time, each Company Common Share shall be exchanged for such number of Buyer's Common Shares as shall be issuable in connection with the Merger pursuant to Section 1.3(a).

           (b) In the event any certificates evidencing Company Common Shares shall have been lost, stolen or destroyed, Buyer shall issue in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, such Buyer's Common Shares as may be required pursuant hereto; provided, however that Buyer may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate to agree to indemnify (without posting any bond therefor) Buyer, the Company or any other party against any claim that may be made against Buyer, the Company or such other party with respect to the certificate alleged to have been lost, stolen or destroyed.

     1.6 BUYER COMMON STOCK. The outstanding shares of Buyer Common Stock shall remain outstanding and are not affected by the Merger, except that the shares of Buyer Common Stock held by the Company shall be cancelled at the Effective Time.

     1.7 DISSENTING SHARES. Any Company Common Shares or Buyer Common Stock held by a shareholder who dissents from the Merger and becomes entitled to obtain payment for the value of such securities pursuant to the applicable provisions of New Mexico law shall be herein called "Dissenting Shares". Except as provided under New Mexico law, any Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions, and any Company Common Shares that are Dissenting Shares shall not be converted into Buyer's Common Shares; provided, however, that Company Common Shares held by a dissenting shareholder who subsequently withdraws a demand for payment (which demand is consented to by the issuer of such securities) or fails to establish the right of such shareholder to be treated as a dissenting shareholder under New Mexico law shall be deemed to be converted into Buyer's Common Shares pursuant to the terms and conditions referred to above.

     1.8 CLOSING. Subject to the provisions of Article 7 hereof, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place on the day during which the Effective Time occurs (the "Closing Date"), at the offices of Luce, Forward, Hamilton & Scripps LLP, 600 W. Broadway, Suite 2600 San Diego, California 92101, or such other place and time as the parties may mutually agree.

                                      ARTICLE 2

                              THE SURVIVING CORPORATION

     2.1 ARTICLES OF INCORPORATION. The articles of incorporation of Buyer in effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law, except that such articles of incorporation shall be amended as follows:

           (a) Article I shall be amended to read in its entirety as follows:
"The name of the corporation shall be Protalex, Inc."

           (b) Article III shall be amended to read in its entirety as follows:
"The purposes for which the corporation is organized are to conduct the research, development, marketing and sale of pharmaceutical agents for use in the treatment of rheumatoid arthritis and other autoimmune diseases and any other lawful business for which corporations may be organized under the New Mexico Business Corporation Act.

           (c) Article IV shall be amended to read in its entirety as follows:
"The aggregate number of shares which the corporation shall have authority to issue shall be Forty Million (40,000,000) shares of common stock, no par value."

     2.2 BYLAWS. The bylaws of Buyer in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

     2.3 DIRECTORS. The directors of Buyer immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each of such persons to serve until his successor is duly elected and qualified.

     2.4 OFFICERS. The officers of Buyer immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each of such officers to serve until his successor is duly appointed.

                                      ARTICLE 3

                    REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Buyer as of the date hereof that:

     3.1 EXISTENCE AND GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Mexico. The Company is qualified to do business and is in good standing in all other jurisdictions in which the character or location of the properties owned or leased by it or the nature of the business conducted by it makes such qualification necessary and where the failure to so qualify would have a material adverse effect upon the Company. The Company has the power to own its property and to carry on its business as now being conducted. The Company has the full corporate power and corporate authority to enter into and perform its obligations under this Agreement and under each other instrument and document executed and delivered by the Company in connection with this Agreement, and to take all actions required of it to consummate the Merger.

     3.2 CORPORATE AUTHORITY AND AUTHORIZATION. The Company has taken all corporate or other actions necessary to be taken in connection with the execution and delivery of this Agreement. The Company has duly and validly authorized, executed and delivered this Agreement, which constitutes the legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms.

     3.3 NO CONFLICT. The execution, delivery or performance of this Agreement by the Company will not: violate or conflict with the provisions of the Articles of Incorporation or Bylaws of the Company; result in any breach of or any default under, or cause any acceleration of any obligation under, any Material Contract (as defined in Section 3.9 below); result in the creation of any lien or encumbrance upon any of the Company's assets; or violate any judgment, decree, order, statute, rule or regulation applicable to the Company.

     3.4 CAPITALIZATION. The authorized equity securities of the Company consist of 100,000 shares of common stock, no par value per share, of which 10,084 shares are issued and outstanding and constitute the Company Common Shares. There are no other shares of capital stock of the Company of any other class or series authorized, issued or outstanding. There are no outstanding subscriptions, options, warrants, rights (including, without limitation, preemptive rights, stock appreciation rights or other awards), calls, convertible securities or other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of the Company. There are no agreements or other obligations (contingent or otherwise) which require the Company to repurchase or otherwise acquire any shares of its capital stock or other securities. The Company Common Shares have been duly authorized and validly issued and are fully paid and nonassessable. Other than this Agreement, the Company is not a party to any agreement relating to the issuance, sale, or transfer of any equity securities or other securities of the Company. The Company does not own, and has no obligation to acquire, any equity securities or other securities of, or any direct or indirect equity or ownership interest in, any other entity.

     3.5 ABSENCE OF UNDISCLOSED LIABILITIES. Except with respect to the Material Contracts set forth on EXHIBIT 3.6, the Company has no liability or obligation (absolute, accrued, contingent or otherwise) which is material to the operation of the Company's business.

     3.6 MATERIAL CONTRACTS. Set forth on EXHIBIT 3.6 is a list of all contracts which are material to the operation of the Company's business ("Material Contracts"). The Company is not in default under or in breach of any Material Contract. To the knowledge of the Company, no other party to any Material Contract is in default thereunder or breach thereof. The Company has not received any claim or threat that the Company has breached any of the terms and conditions of any Material Contract. No person presently a customer, agent, employee, or independent contractor of the Company has given notice of any intention to cancel or otherwise terminate its business relationship with the Company.

     3.7 LITIGATION. There is no litigation or other proceeding pending or, to the knowledge of the Company, threatened, in law or in equity, against the Company with respect to or affecting the Company's business, operations or financial condition, or related to the consummation of the transactions contemplated by this Agreement.

     3.8 COMPLIANCE WITH LAWS. To the knowledge of the Company, the Company is in compliance with all applicable laws, regulations, orders, judgments and decrees of each and every jurisdiction in which it is doing business, including applicable federal laws and regulations.

                                      ARTICLE 4

                    COVENANTS OF THE COMPANY PRIOR TO CLOSING DATE

     4.1 REQUIRED APPROVALS. As promptly as practicable after the date of this Agreement, the Company will make all filings required by applicable law to be made in order to consummate the transactions contemplated hereby (including, if applicable, all filings under the Securities Act of 1933, the Securities and Exchange Act of 1934 and applicable state securities laws). Between the date of this Agreement and the Closing Date, the Company will cooperate with Buyer with respect to all filings that Buyer elects to make or is required by applicable law to make in connection with the transactions contemplated hereby (including, if applicable, all filings under the Securities Act of 1933, the Securities and Exchange Act of 1934 and applicable state securities laws).

     4.2 COMMERCIALLY REASONABLE EFFORTS. Between the date of this Agreement and the Closing Date, the Company shall use its commercially reasonable efforts to cause the conditions in Article 7 to be satisfied. The Company shall not intentionally perform any act which, if performed, or intentionally omit to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement by any party hereto.

     4.3 CORPORATE APPROVALS BY THE COMPANY. As promptly as practicable after the date of this Agreement, the Company shall take or shall have taken any and all actions necessary for the approval by the Company, its directors and shareholders of the Merger, this Agreement and the transactions contemplated hereby and thereby in accordance with New Mexico law.

                                      ARTICLE 5

                       COVENANTS OF BUYER PRIOR TO CLOSING DATE

     5.1 REQUIRED APPROVALS. As promptly as practicable after the date of this Agreement, Buyer will make all filings required by applicable law to be made in order to consummate the transactions contemplated hereby (including, if applicable, all filings under the Securities Act of 1933, the Securities and Exchange Act of 1934 and applicable state securities laws). Between the date of this Agreement and the Closing Date, Buyer will cooperate with the Company with respect to all filings that the Company elects to make or is required by applicable law to make in connection with the transactions contemplated hereby (including, if applicable, all filings under the Securities Act of 1933, the Securities and Exchange Act of 1934 and applicable state securities laws).

     5.2 COMMERCIALLY REASONABLE EFFORTS. Between the date of this Agreement and the Closing Date, Buyer shall use its commercially reasonable efforts to cause the conditions in Article 7 to be satisfied. Buyer shall not intentionally perform any act which, if performed, or intentionally omit to perform any act which, if omitted to be performed, would prevent or excuse the performance of this Agreement by any party hereto.

     5.3 CORPORATE APPROVALS BY THE COMPANY. As promptly as practicable after the date of this Agreement, Buyer shall take or shall have taken any and all actions necessary for the approval by Buyer, its directors and shareholders of the Merger, this Agreement and the transactions contemplated hereby and thereby in accordance with New Mexico law.

                                      ARTICLE 6

                          COVENANTS OF BUYER AND THE COMPANY

     6.1 BEST EFFORTS. Subject to the terms and conditions of this Agreement, each party shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement including, without limitation, obtaining all material consents, waivers and approvals required in connection with the authorization, execution and delivery of this Agreement by the parties and the consummation by the parties of the Merger and the other transactions contemplated by this Agreement.

     6.2 FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                                      ARTICLE 7

                               CONDITIONS TO THE MERGER

     7.1 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of the Company and Buyer to consummate the Merger are subject to the satisfaction of the following conditions:

           (a) All authorizations, consents, orders or approvals of, or declarations or filings with, or expiration of waiting periods imposed by, any governmental entity or any third party necessary for the consummation of the transactions contemplated hereby or required as a result of the transactions contemplated hereby and any documentation pertaining thereto or required in connection therewith shall have been filed, occurred or been obtained.

           (b) No provision of any applicable law shall prohibit the consummation of the Merger.

           (c) This Agreement shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of the Company Common Shares entitled to vote thereon and a majority of the outstanding shares of Buyer's Common Stock entitled to vote thereon and the Boards of Directors of Buyer and the Company.

           (d) No arbitrator, governmental entity or official shall have issued any order, and there shall not be any applicable law, restraining or prohibiting the consummation of the Merger or the effective operation of the business of the Company or Buyer after the Effective Time, and no proceeding challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Merger shall have been instituted by any person before any arbitrator, governmental entity or official and be pending.

     7.2 CONDITIONS TO THE OBLIGATIONS OF BUYER. The obligations of Buyer to consummate the Merger are subject to the satisfaction of the following further conditions:

           (a) The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, and the representations and warranties of the Company contained in this Agreement and in any certificate delivered by the Company pursuant hereto shall be true in all material respects at and as of the Effective Time as if made at and as of such time.

     7.3 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger are subject to the satisfaction of the following further conditions:

           (a) Buyer shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time.

           (b) The Company shall have completed its due diligence review of Buyer to their satisfaction in its sole and absolute discretion.

                                      ARTICLE 8

                                     TERMINATION

     8.1 TERMINATION EVENTS. This Agreement may, by notice given and received prior to the Effective Time, be terminated:

           (a) by either the Company or Buyer if the terminating party is not then in material breach of any provision of this Agreement and the nonterminating party has committed a material breach of any provision of this Agreement and such breach has not been (i) cured within five (5) days after the nonterminating party receives notice of such material breach or (ii) waived by the terminating party; or

           (b) by Buyer if any of the conditions in Section 7.1 or Section 7.2 have not been satisfied as of December 1, 1999 or if satisfaction of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before December 1, 1999; or

           (c) by the Company, if any of the conditions in Section 7.1 and
Section 7.3 have not been satisfied as of December 1, 1999 or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Company to comply with its obligations under this Agreement) and the Company has not waived such condition on or before December 1, 1999;

           (d) by mutual consent of Buyer and the Company; or

           (e) by either party if such party is not reasonably satisfied with the results of its legal, business and accounting due diligence review of the other party.

     8.2   EFFECT OF TERMINATION.  Each party's right of termination under
Section 8.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 8.1, all further obligations of the parties under this Agreement will terminate; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                                      ARTICLE 9

                              INDEMNIFICATION; REMEDIES

     9.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND INDEMNITIES. All covenants, agreements, representations and warranties of the parties under this Agreement, including any schedule or certificate delivered pursuant hereto, shall survive the Closing for a period of one year after the Closing.

     9.2   INDEMNITY.

           (a) Buyer shall indemnify, defend and hold harmless the Company and its directors and officers (collectively, the "Company Parties") from and against any and all damages, losses, claims, liabilities, charges, suits, penalties, costs and expenses, including court costs, attorneys' fees and expenses and other costs of collection (collectively "Losses"), which the Company Parties may sustain, or to which the Company Parties may be subjected, arising out of or attributable to any misrepresentation or breach of warranty by Buyer in, or any breach or default by Buyer of or under any of the covenants, agreements or other provisions of, this Agreement, including any documents, instruments, exhibits or certificates delivered by or on behalf of Buyer pursuant to the Agreement.

           (b) The Company shall indemnify, defend and hold harmless Buyer and its directors and officers (collectively, the "Buyer Parties") from and against any and all Losses which the Buyer Parties may sustain, or to which the Buyer Parties may be subjected, arising out of or attributable to any misrepresentation or breach of warranty by the Company in, or any breach or default by the Company of or under any of the covenants, agreements or other provisions of, this Agreement, including any documents, instruments, exhibits or certificates delivered by or on behalf of the Company pursuant to the Agreement.

     9.3 SUBROGATION. A party subject to indemnification obligations set forth in Section 9.2 above (the "Indemnifying Party") shall not be entitled to require that any action be brought against any other person or entity before action is brought against it hereunder by the party to whom such obligations are owed (the "Indemnified Party") and shall not be subrogated to any right of action until it has paid in full or successfully settled or defended against the Loss for which indemnification is sought; provided, however, the Indemnifying Party shall have the right to enjoin in any action any other party from which it has a right of subrogation. After the resolution of the matter for which indemnification was sought, the Indemnified Party shall cooperate with and provide reasonable assistance to the Indemnifying Party in connection with actions brought against person or entity who has obligations in connection with the indemnified matter.

                                      ARTICLE 10

                                  GENERAL PROVISIONS

     10.1 LEGENDS. The certificates representing Buyer Shares shall bear a legend substantially in the following form:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act") or any other applicable federal or state securities acts; and are "restricted securities" as defined under Rule 144 of the Act. The shares may not be transferred, sold or otherwise disposed of unless: (i) a registration statement with respect to the shares shall be effective under the Act or any other federal or state securities acts and (ii) the issuer thereof shall have received an opinion of counsel that no violations of any federal or state securities laws will result from any transfer."

     10.2 EXPENSES. Except as otherwise expressly provided in this Agreement, Buyer shall pay all of the expenses incurred in connection with the preparation, execution, and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of agents, representatives, counsel, and accountants.

     10.3 NOTICES. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), or (c) when received by the addressee, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

           the Company:

               Protalex, Inc.
               P.O. Box 30952
               Albuquerque, New Mexico 87190
               Attention: John Doherty
               Facsimile No.: (505) 254-1184
               Phone No.: (505) 255-6636


           Buyer:

               Enerdyne Corporation
               P.O. Box 30952
               Albuquerque, New Mexico 87190
               Attention: John Doherty
               Facsimile No.: (505) 254-1184
               Phone No.: (505) 255-6636

     10.4 FURTHER ASSURANCES. The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     10.5 WAIVER. The rights and remedies of the parties are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and
(c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     10.6 ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

     10.7 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld or delayed. Subject to the foregoing, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

     10.8 SEVERABILITY. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     10.9 GOVERNING LAW. This Agreement will be governed by the laws of the State of New Mexico without regard to conflicts of laws principles.

     10.10 FORUM SELECTION. Any proceeding brought by any of the parties hereto against another party hereto relating to this Agreement or the transactions contemplated hereby or the subject matter hereof shall be brought in the appropriate state or federal court sitting in Bernalillo County, New Mexico and each of the parties hereto hereby generally and unconditionally submits to and accepts the jurisdiction of such courts.

     10.11 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.







                    [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.


                                        COMPANY:

                                        PROTALEX, INC.


                                        By: /s/ John E. Doherty
                                           -------------------------------------
                                           John E. Doherty, President


                                        By: /s/ Paul L. Mann
                                           -------------------------------------
                                           Paul L. Mann, Secretary


                                        BUYER:

                                        ENERDYNE CORPORATION

                                        By: /s/ John E. Doherty
                                           -------------------------------------
                                           John E. Doherty, President


                                        By: /s/ Paul L. Mann
                                           -------------------------------------
                                           Paul L. Mann, Secretary